UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On November 18, 2010, Durk I. Jager orally informed the Board of Directors (the “Board”) of Chiquita Brands International, Inc. (the “Company”) that he was resigning from his position as a member of the Board. Subsequently, on November 19, 2010, the Board received an e-mail communication from Mr. Jager confirming his resignation (the “E-mail”). Mr. Jager served as chairman of the Nominating & Governance Committee and as a member of the Food Innovation, Safety & Technology Committee at the time of his resignation.

The Company believes that, as indicated in the E-mail, Mr. Jager resigned due to concerns with the Company’s financial and operational performance and strategy. With respect to those matters, the Company refers to its prior public disclosure, including its most recent Quarterly Report on Form 10-Q filed on November 3, 2010.

The foregoing description of the E-mail does not purport to be complete and is qualified in its entirety by reference to the full text of the E-mail. The E-mail is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At its regularly scheduled board meeting held on November 18, 2010, the Board reduced the size of the Board from 9 members to 8, and appointed Kerrii B. Anderson to serve as chair of the Nominating & Governance Committee of the Board.

The Company thanks Mr. Jager for his service.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

17.1	E-mail Communication from Durk I. Jager, dated November 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

Date: November 24, 2010	By:	/s/ James E. Thompson
	Name:	James E. Thompson
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

17.1	E-mail Communication from Durk I. Jager, dated November 19, 2010.